NORTHBROOK LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Senior Vice President, Secretary
   and General Counsel

                                    November 6, 2000

TO:               NORTHBROOK LIFE INSURANCE COMPANY
                  NORTHBROOK, ILLINOIS 60062

FROM:             MICHAEL J. VELOTTA
                  SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-4  REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILES NOS. 333-35412 and 811-06116

         With reference to the above mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Northbrook Life Insurance Company ("the Company"), as depositor, and Northbrook Variable Annuity Account II, as registrant, with the Securities and Exchange Commission described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of November 6, 2000:

         1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

         2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

                               Sincerely,

                               ----------------------
                               Michael J. Velotta
                               Senior Vice President, Secretary and
                               General Counsel